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                                   FORM 8-A


                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.   20549


                FOR REGISTRATION OF CERTAIN CLASS OF SECURITIES
                      PURSUANT TO SECTION 12(b) OR (g) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



                             AIRSPAN NETWORKS INC.
            (Exact name of registrant as specified in its charter)


           Washington                                           75-2743995
(State or other jurisdiction of                              (I.R.S. employer
incorporation or organization)                            identification number)

      Cambridge House, Oxford Road
          Uxbridge, Middlesex                                    UB8 1UN
               England
(Address of principal executive offices)                       (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

       Title of each class                       Name of each exchange on which
       to be so registered                       each class is to be registered
               N/A                                             N/A

     If this Form relates to the registration of a class of debt securities and is effective under filing pursuant to General Instruction A.(c)(1), please check the following box.

     If this Form relates to registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box.

Securities to be registered pursuant to Section 12(g) of the Act:

                   Common Stock, $0.0003 par value per share
                               (Title of class)
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                INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.  Description of Registrant's Securities to be Registered.
         -------------------------------------------------------

     The information required by this item is incorporated by reference to the registrant's Registration Statement on Form S-1 (Registration No. 333-34514), as amended (the "Registration Statement") under the headings: Summary; Capitalization; Dilution; Principal Stockholders; Description of Capital Stock; and Shares Eligible for Future Sale.

Item 2.  Exhibits.
         --------

     The information required by this item is incorporated by reference to Exhibits 3.1, 3.2 and 4 to the Registration Statement.
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                                   SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, on this 14th day of July, 2000.


                                    AIRSPAN NETWORKS INC.


                                    By:/s/ Joseph J. Caffarelli
                                       ------------------------
                                       Joseph J. Caffarelli, Senior Vice
                                         President and Chief Financial Officer